Exhibit 15.1

Deloitte Accountants B.V. Orlyplein 10 1043 DP Amsterdam P.O.Box 58110 1040 HC Amsterdam Netherlands Tel: +31 (0)88 288 2888 Fax: +31 (0)88 288 9739 www.deloitte.nl

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, and Registration Statement Numbers: 333-179685, and 333-179685-01 on Form F-3 and in Registration Statement Number: 333-108304 and 333-108304-01 on Form F-4 of our reports dated March 27, 2013, relating to the consolidated financial statements and financial statement schedules of RBS Holdings N.V. and subsidiaries appearing in the Annual Report on Form 20-F of RBS Holdings N.V. for the year ended December 31, 2012.

/s/ Deloitte Accountants B.V. Deloitte Accountants B.V. March 27, 2013

The ‘General Terms and Conditions for Services Deloitte Netherlands, November 2010’ registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.
Member of Deloitte Touche Tohmatsu Limited
Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.